UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 7, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Wednesday, March 7, 2018, Inspired Entertainment, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, at 8:00 A.M. Eastern Time.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of Directors

A. Lorne Weil, Luke L. Alvarez, M. Alexander Hoye, Ira H. Raphaelson, John M. Vandemore and Roger D. Withers were elected to serve on the Company’s Board of Directors until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
A. Lorne Weil	18,087,414	44,325	0
Luke L. Alvarez	18,122,582	9,157	0
M. Alexander Hoye	17,892,959	238,780	0
Ira H. Raphaelson	17,858,491	273,248	0
John M. Vandemore	17,893,659	238,080	0
Roger D. Withers	17,890,659	241,080	0

Proposal No. 2 – Approve and Ratify the Company’s Second Long-Term Incentive Plan, as amended

The Inspired Entertainment, Inc. Second Long-Term Incentive Plan, as amended, was approved and ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,654,504	476,235	1,000	0

Proposal No. 3 – Approve and Ratify the Company’s Rights Agreement

The Rights Agreement, dated as of August 13, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, was approved and ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
13,184,294	4,946,195	1,250	0

Proposal No. 4 –Ratify the Appointment of Marcum LLP

The appointment of Marcum LLP as auditors of the Company for the fiscal year ending September 30, 2018 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,128,239	300	3,200	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke L. Alvarez
Name: Luke L. Alvarez
Title: President and Chief Executive Officer